Exhibit 99.2

Shareholder Presentation March 14, 2019 Nasdaq: MMAC www.mmacapitalholdings.com 3600 O’Donnell Street, Suite 600, Baltimore, MD 21224 (443) 263-2900

Disclaimer • This presentation and any related oral statements contain forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “seek,” “would,” “could” and similar words or expressions and are made in connection with discussions of future operating or financial performance. • Forward-looking statements reflect our management’s expectations at the date of this presentation regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated by the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this presentation. They include the factors discussed in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the Securities and Exchange Commission (“SEC”) on March 14, 2019. • Readers are cautioned not to place undue reliance on forward-looking statements in this presentation. We do not undertake to update any forward-looking statements included in this presentation. The statements in this presentation are for the convenience of our shareholders, capital partners and other stakeholders and are qualified in their entirety by reports that we file with the SEC. 2 MMA Capital Holdings, Inc.

Table of Contents • Executive Summary • Mission, Performance & Manager • Track Record • Portfolios – Overview • Energy Capital • Other Assets and Liabilities • Future • Appendix – Select Financial Data 3 MMA Capital Holdings, Inc.

Executive Summary • MMA Capital Holdings, Inc. (“MMAC”, “our” or the “Company”) invests in debt associated with renewable energy infrastructure and real estate. • MMAC’s GAAP diluted common shareholders’ equity (“Book Value”) per share increased to $36.20 at December 31, 2018, which included a one-time increase of approximately $2.43 associated with the previously announced October 2018 transactions between the Company, affiliates of Hunt Companies, Inc. and Morrison Grove Management, LLC, from $32.96 at September 30, 2018 and by $11.72 for 2018. • MMAC converted from a limited liability company to a corporation on January 1, 2019, which eliminates a barrier to ownership of MMAC shares by certain institutional investors. • MMAC had $396.1 million of federal net operating losses (“NOLs”) at December 31, 2018, which, at current tax rates, could enable the Company to offset up to $83.2 million of future federal income taxes. The NOLs are currently fully reserved and therefore, have no impact on our Book Value. • At December 31, 2018, MMAC had $89.8 million of subordinated debt that had a carrying value of $97.7 million and was estimated to have a fair value between $55.4 million and $40.3 million using a market yield of 10.9% and 15.9%, respectively. • MMAC’s assets and liabilities are currently organized into two portfolios: Energy Capital and Other Assets and Liabilities. • MMAC is focused on growing its return on equity by further recycling equity out of existing investments, such as bond-related investments with premiums that will otherwise decrease with the passage of time, as well as other assets that are generating lower returns, into the Energy Capital portfolio, which we believe will generate higher returns. 4 MMA Capital Holdings, Inc.

Mission, Performance & Manager • Mission Statement – We invest in debt associated with renewable energy infrastructure and real estate. We focus on investments with attractive risk-adjusted returns that generate positive environmental or social impacts, with an emphasis on renewable energy debt investments. • Performance – We measure our performance based on the long-term growth in both Book Value per share and share price. • Manager – MMAC is externally managed by Hunt Investment Management, LLC (together with its affiliates, “Hunt”). • The senior management team responsible for MMAC averages 23 years of experience in either real estate or renewable energy and 16 years working with MMAC. • Hunt, which was founded in 1947 and is privately owned, is dedicated to fostering long-term partnerships through the development, investment, management and financing of real estate investments and public infrastructure. • During the first half of 2018, MMAC issued 250,000 shares to Hunt at an average price of $33.50/share, which was MMAC’s first share issuance to an institutional investor in over a decade and raised approximately $8.4 million. • MMAC’s directors and executive officers beneficially own approximately 17% of the outstanding shares of the Company. 5 MMA Capital Holdings, Inc.

Track Record • Since December 31, 2013 and for the full year of 2018, MMAC has significantly grown its two key performance metrics: • Book Value per share increased by 354% and 48%, respectively. • MMAC’s share price increased by 352% and 4%, respectively. 6 MMA Capital Holdings, Inc.

Portfolios – Overview MMAC’s assets and liabilities are currently organized into two portfolios: Energy Capital In our Energy Capital portfolio, we invest in loans that finance renewable energy projects to enable developers, design and build contractors and system owners to develop, build and operate renewable energy systems throughout North America. These loans include late-stage development, construction and, to a significantly lesser extent, permanent loans. Other Assets and Liabilities In our Other Assets and Liabilities portfolio, we manage the Company’s bond-related investments, cash, loan receivables, real estate-related investments, subordinated debt and other assets and liabilities of the Company. 7 MMA Capital Holdings, Inc.

Energy Capital • In the Energy Capital portfolio, MMAC typically invests, alongside an institutional capital partner, in three ventures (“Solar Ventures”) that primarily finance the development and construction of renewable energy projects. • As of December 31, 2018, the combined carrying value of MMAC’s investments in the Solar Ventures was $126.3 million. • At December 31, 2018, the loans that were funded through the Solar Ventures had an aggregate unpaid principal balance (“UPB”) of $250.8 million, a weighted-average remaining maturity of 7 months and a weighted-average coupon of 9.2%. • These loans generated origination fees that ranged from 1.0% to 2.0% on committed capital and featured coupons ranging from 7.0% to 13.8% on the UPB. • The Solar Ventures have exclusivity on late-stage development, construction and permanent renewable energy loan opportunities in North America that are originated and managed by our external manager. • The current strength of the external manager’s pipeline and the recycling of capital from the Other Assets and Liabilities portfolio afford MMAC the opportunity to deploy additional equity into the Energy Capital portfolio, at attractive risk-adjusted returns. The Solar Venture loans typically: • Are underwritten for unleveraged internal rates of return (“IRR”) between 10% to 15%, before expenses; • Range in size from $2 million to over $50 million; and • Have a duration of between 3 months and 5 years. 8 MMA Capital Holdings, Inc.

Energy Capital, continued • From their inception in 2015 through December 31, 2018, the Solar Ventures have: • Closed on $1.3 billion of debt commitments. • Invested in over 100 project-based loans for over 430 renewable energy project sites. • Enabled the completion of over 2.7 gigawatts of renewable energy, which amount to approximately 105,000 gigawatt hours over 30 years and will offset approximately: ▪ 74.3 million metric tons of CO₂ or ▪ 8.4 billion gallons of gasoline. • 80 loans totaling $929.6 million of commitments have been repaid, without any loss of invested principal, generating a weighted-average IRR of 15.8%, which was on average higher than originally underwritten. 9 MMA Capital Holdings, Inc. Closed Loans in 18 states and U.S. territories Closed Loan Commitment Amounts, in millions $2 $12 $67 MaxAverageMin $801 $191 $231 $41 $24 Closed Loan Commitments by Product Type ($ in millions) Construction Hybrid Development Term Bridge/Mezz

Other Assets and Liabilities The Other Assets and Liabilities portfolio includes primarily the following assets, which are subject to our recycling efforts, and liabilities. Hunt Loan Receivable • A note that generates interest income at an interest rate of 5.0% and that had an UPB of $67 million at December 31, 2018. • The note is interest only until March 31, 2020 when it will begin to amortize in 20 quarterly installments of $3.35 million over the following five years. Real Estate-Related Investments • An equity investment in Spanish Fort Town Center, a mixed-use development located near Mobile, AL. • A land development project in Winchester, VA. • A limited partnership interest in the South Africa Workforce Housing Fund. • All of these assets are non-core and subject to disposition, or run-off, but the timeline for each is unclear at this time. NOL Carry Forwards • We have $396.1 million of federal NOLs, of which approximately $380 million are subject to expiration between 2028 and 2035. • At current tax rates, these NOLs could enable the Company to offset up to $83.2 million of future federal income taxes. • At December 31, 2018, our deferred tax assets were fully reserved and will remain fully-reserved until such time that it is more likely than not that all, or a portion of, the corresponding tax benefits are expected to be realized. LIBOR-Based Long-Term Subordinated Debt • The subordinated debt, which is senior only to shareholders’ equity and has limited financial covenants, carries an interest rate of 3-month LIBOR plus a 2.0% spread and amortizes 2.0% annually until a balloon payment at maturity in 2035. • The interest rate risk associated with this debt obligation is partially hedged for approximately 8 years with a series of swaps that effectively fix $35 million of LIBOR exposure at 1.61% and with a $35 million 3.0% interest rate cap. • LIBOR is widely expected to be discontinued in the marketplace after 2021 and while there are provisions for such a transition in the debt documents, the effect of those provisions and the impact of the loss of LIBOR on the subordinated debt and the associated hedges cannot be accurately predicted at this time. 10 MMA Capital Holdings, Inc.

MMA Capital Holdings

Other Assets and Liabilities – continued



- Bond-related investments consist of fixed rate bonds that finance affordable housing and infrastructure in the U.S. We utilize floating rate total return swap arrangements ("**TRS**") to finance our bonds and also hedge a portion of the interest rate risk.
- Between December 18, 2018 and January 3, 2019, MMAC entered into a series of transactions that had a minimal net impact on MMAC's common shareholders' equity, the net result of which was to recycle $22.7 million of equity out of bond-related investments and into the Energy Capital portfolio and increase MMAC's return on equity.
- The December 31, 2018 bond investments, adjusted for the January 3, 2019 settlements, were comprised of:

$ in millions	UPB	Fair Value	Fair Value as Percentage of UPB	Weighted Average Pay Rate	Weighted Average Debt Service Coverage	Number of Bonds
Multifamily tax-exempt bonds	$ 67.2	$ 75.4	112.2%	6.22%	1.18x	11
Infrastructure bonds	$ 27.2	$ 25.0	91.9%	6.30%	1.15x	1
Total bond-related investments	$ 94.4	$ 100.4	106.4%	6.24%	1.17x	12

- All bond-related investments as of December 31, 2018 were eligible to be prepaid at par by 2022. Therefore, regardless of subsequent changes in interest rates and credit spreads, performing bond-related investment fair value premiums will decrease to zero over the next few years as the fair values of such bond-related investments move to par with the passage of time, which would cause projected returns over that period to be lower than prospective Energy Capital investments.
- As of December 31, 2018, the notional balance of our TRS leverage was $50.0 million.
  - The TRS agreements require the Company to pay interest to its counterparty at a rate that is based on SIFMA plus a spread of 1.35%; the weighted average TRS term is approximately one year.
- As of December 31, 2018, MMAC hedged the TRS exposure with a $30.0 million SIFMA pay fixed interest rate swap that matures in 2023 and a $45.0 million SIFMA interest rate cap that matured on January 1, 2019.

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Future Moving forward, we expect MMAC to grow its Book Value per share and share price by: • Staying true to our mission; • Retaining and reinvesting our pre-tax earnings through the use of our NOLs; • Increasing the Company’s return on invested capital by redeploying equity out of the Other Assets and Liabilities portfolio and into the Energy Capital portfolio; • Enabling certain institutional investors, including funds that track certain market indices, to invest in our common shares through our shareholder-approved conversion to a corporation; • We anticipate that this conversion will cause the Company to be eligible for inclusion in certain indices upon their next reconstitution measurements in 2019, subject to meeting the qualification requirements of any individual index. • Offering additional equity, when accretive; • We continue to assess the implementation of additional share buyback plans. • Leveraging our investments prudently; • Identifying and deploying modest leverage for the Energy Capital portfolio. • Lowering our overhead, in total and as a percentage of equity; and • Exploring opportunities in related investment spaces. 12 MMA Capital Holdings, Inc.

Appendix – Select Financial Data The select financial data provided in this Appendix can be found in MMAC’s December 31, 2018 Form 10-K. 13 MMA Capital Holdings, Inc.

Appendix 14 MMA Capital Holdings, Inc. Appendix – Select income statement and per share data MMA Capital Holdings, Inc. Consolidated Financial Highlights (Unaudited) As of and for the year ended December 31, (in thousands, except per common share data) 2018 2017 Selected income statement data Net interest income $ 10,235 $ 8,034 Non-interest revenue 352 1,004 Total revenues, net of interest expense 10,587 9,038 Operating and other expenses 21,685 59,210 Net gains from bonds and other continuing operations 36,776 4,082 Net income (loss) from continuing operations before income taxes 25,678 (46,090) Income tax (expense) benefit (32) 1,307 Net income from discontinued operations, net of tax 35,356 18,846 Loss allocable to noncontrolling interests from continuing operations — 43,673 Loss allocable to noncontrolling interests from discontinued operations — 1,666 Net income allocable to common shareholders $ 61,002 $ 19,402 Earnings per share data Net income allocable to common shareholders: Basic $ 10.60 $ 3.31 Diluted 10.10 3.31 Average shares: Basic 5,753 5,858 Diluted 6,037 5,858 Market and per common share data Market capitalization $ 145,586 $ 134,274 Common shares at period-end 5,882 5,618 Share price during period: High 30.58 26.60 Low 23.85 23.70 Closing price at period-end 25.20 24.30 Book value per common share: Basic 36.20 24.49 Diluted 36.20 24.48

Appendix 15 MMA Capital Holdings, Inc. Appendix – Select balance sheet data and rollforward of common shareholders’ equity MMA Capital Holdings, Inc. Consolidated Financial Highlights (Unaudited) As of and for the year ended December 31, (in thousands, except per common share data) 2018 2017 Selected balance sheet data (period end) Cash and cash equivalents $ 28,243 $ 35,693 Investments in debt securities (without consolidated funds and ventures ("CFVs") 97,190 143,604 Investment in partnerships 155,079 128,820 All other assets (without CFVs) 83,874 34,727 Assets of discontinued operations — 61,230 Assets of CFVs — 127,812 Total assets $ 364,386 $ 531,886 Debt (without CFVs) $ 149,187 $ 209,427 All other liabilities (without CFVs) 2,289 27,580 Liabilities of discontinued operations — 17,212 Liabilities of CFVs — 50,565 Noncontrolling interests — 89,529 Total liabilities and noncontrolling interests 151,476 394,313 Common shareholders' equity $ 212,910 $ 137,573 Rollforward of common shareholders' equity Common shareholders' equity - at beginning of period $ 137,573 $ 125,324 Net income allocable to common shareholders 61,002 19,402 Other comprehensive (loss) income allocable to common shareholders (3,456) 3,335 Common share repurchases (5,923) (9,607) Common shares issued and options exercised 18,678 — Cumulative change due to change in accounting principles 9,206 — Other changes in common shareholders' equity (4,170) (881) Common shareholders' equity - at end of period $ 212,910 $ 137,573

Nasdaq: MMAC For more information, please visit our website at www.mmacapitalholdings.com Or, contact Investor Relations directly at 443-263-2900 | 855-650-6932 info@mmacapitalholdings.com 16 MMA Capital Holdings, Inc.